UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 10, 2005

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-17594	87-0410364

(State or other jurisdiction of incorporation)
(Commission file number)
		(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California		94598

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 10, 2005, the Company received a Nasdaq Staff Deficiency Letter from the Nasdaq Listing Qualifications Department indicating that based on the Company’s Form 10-Q for the period ended September 24, 2005, the Company does not comply with Nasdaq Marketplace Rule 4310(c)(2)(B), which requires listed companies to have a minimum of $2,500,000 in stockholders’ equity, or $35,000,000 market value of listed securities, or net income of $500,000 from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  Nasdaq Staff determined that the Company’s stockholder equity, market value of listed securities, and reported net losses were below the minimum requirements.  The Company was advised in the Staff Deficiency Letter that Nasdaq Staff is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market.  The Company was given until November 25, 2005 to provide a specific plan, including the time frame for completion of the plan, to achieve and sustain compliance with all Nasdaq Capital Market listing requirements.  Nasdaq Staff will contact the Company after reviewing the plan and notify the Company if Nasdaq Staff has any questions regarding the plan.  If the Nasdaq Staff ultimately determines that the Company’s plan does not adequately address the issues noted, it will provide the Company with a written notification that its securities will be delisted.  At that point the Company could appeal Nasdaq Staff’s decision to a Nasdaq Listing Qualification Panel.  Such appeal would stay the delisting.

The Company is in the process of formulating a plan to attempt to achieve compliance with the  listing requirements and remain eligible for continued listing, which may include as a principal element, increasing stockholders’ equity above the minimum required level.  The Company intends to proceed promptly to attempt to successfully implement such plan and to work cooperatively with Nasdaq Staff towards that end.  However, there can be no assurance that any such plan will in fact be effectuated and that the Company’s present listing will be able to be maintained.

Reference to the Nasdaq letter is included in the Company’s press release dated November 15, 2005, attached hereto as Exhibit 99.1.  A copy of the Nasdaq Staff Deficiency Letter is attached hereto as Exhibit 99.2.

Item 9.01.   Financial Statement and Exhibits

(c)	Exhibits

99.1	Press release issued by BriteSmile, Inc. dated November 15, 2005.

99.2	Nasdaq Staff Deficiency Letter dated November 10, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BriteSmile, Inc.

	By:	/s/ Ken Czaja

Ken Czaja
Chief Financial Officer
Date: November 16, 2005